Item 77 Q(1)(e)

New or Amended Investment Advisory Contracts

Investment Advisory Agreement between ALPS Variable Investment Trust and ALPS Advisors, Inc. with respect to the ALPS/Stadion Tactical Defensive Portfolio is incorporated herein by reference to Exhibit (d)(ii) to Post-Effective Amendment No. 14 to Registrant’s Registration Statement filed on April 7, 2014, accession number: 0001193125-14-133521.

Investment Advisory Agreement among ALPS Variable Investment Trust, ALPS Advisors, Inc. and Stadion Money Management, LLC with respect to the ALPS/Stadion Tactical Defensive Portfolio is incorporated herein by reference to Exhibit (d)(ii) to Post-Effective Amendment No. 14 to Registrant’s Registration Statement filed on April 7, 2014, accession number: 0001193125-14-133521.